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                                EXHIBIT 99.4

                                   PROXY

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
                      SPECIAL MEETING OF SHAREHOLDERS
                               JULY 21, 1997


     The undersigned appoints James H. Jibben and Thomas W. Hertz, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares issuable to the undersigned in Dakota Telecommunications Group, Inc. at the special meeting of its shareholders to be held on July 21, 1997, and at any adjournment thereof:

     1.   FOR   AGAINST  ABSTAIN     Approval of an Agreement and Plan
         (   )   (   )    (   )      of Merger as described in the
                                     Prospectus and Ballot/Proxy
          (YOUR BOARD OF DIRECTORS   Statement dated June 13, 1997.
          RECOMMENDS A VOTE FOR
          THIS PROPOSAL)


     2. As said Proxies in their discretion may determine on all other matters that may be presented at the meeting.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. ON BEHALF OF DAKOTA TELECOMMUNICATIONS GROUP, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate and include title.

                                   Dated: ________________________, 1997

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                                        Signatures of Shareholders

  PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
ENVELOPE.